EXHIBIT 16.

Sellers & Anderson, LLC
Certified Public Accountant

                                                  941 East 3300 South, Suite 202
                                                  Salt Lake, Utah 84106
                                                  Tel 801 486-0096
                                                  Fax 801 486-0098

July 28, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for Cortex Systems, Inc. (the "Company") and reported on the financial statements of the Company for the quarter ended March 31, 2003. Effective July 28, 2003 my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated July 28, 2003, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Epstein, Weber & Conover, PLC was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ Rex Anderson
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Sellers & Anderson, LLC